SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of the Company was held on May 21, 2014. At the Annual Meeting, (i) the persons listed below were elected to serve as directors of the Company, each for a term of three years, (ii) Ratification of appointment of Rayburn, Bates & Fitzgerald, P.C. as the Company’s independent registered public accounting firm for the year ended December 31, 2014, and (iii) a non-binding resolution to approve executive compensation was approved. The Inspector of Election reported the vote of stockholders at the Annual Meeting as follows:

PROPOSAL I: ELECTION OF DIRECTORS

NAME	FOR	WITHHELD
Clay Smith	3,431,724	1,731,109
Harry J. Dempsey	4,161,741	1,001,092
Gilbert E. Lee	3,868,353	1,292,615

In addition, there were 1,442,382 broker non-votes for each nominee.

PROPOSAL II: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The following is a record of the votes cast with respect to the proposal to approve the following resolution:

Ratification of appointment of Rayburn, Bates & Fitzgerald, P.C. as the Company’s independent registered public accounting firm for the year ended December 31, 2014:

	Number of Shares	Percentage of Votes Cast

FOR	6,414,218	97.6%
WITHHELD	159,179	2.4%
ABSTAIN	33,822

PROPOSAL III: NON-BINDING RESOLUTION TO APPROVE

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following is a record of the votes cast with respect to the proposal to approve the following resolution:

RESOLVED, that the stockholders of HopFed Bancorp, Inc. (the “Company”) approve the compensation of the Company’s executives named in the Summary Compensation Table of the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the compensation tables and the related disclosure in the Proxy Statement.

	Number of Shares	Percentage of Votes Cast

FOR	2,859,616	56.7%
AGAINST	2,186,538	43.3%
ABSTAIN	116,679

In addition, there were 1,444,382 broker non-votes.

Item 8.01	Other Events

Presentation by management during the Annual Meeting of Stockholders of the Company on May 21, 2014. Exhibit 99.1 to this Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	2014 Annual Meeting of Stockholders Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: May 23, 2014	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer